As filed with the Securities and Exchange Commission on April 25, 2000
                                                   Registration No.333-_________
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             -----------------------


                                 MAGNA-LAB INC.
             (Exact name of registrant as specified in its charter)

               New York                                11-3074326
    (State or other jurisdiction of                 (I.R.S. employer
    incorporation or organization)                 identification no.)

                              6800 Jericho Turnpike
                                Syosset, NY 11797
               (Address of principal executive offices) (Zip code)
                             -----------------------

                     MAGNA-LAB INC. 1992 STOCK OPTION PLAN,
                                   AS AMENDED
                            (full title of the plan)

                           Mr. Daniel M. Mulvena, CEO
                                 Magna-Lab Inc.
                              6800 Jericho Turnpike
                                Syosset, NY 11797
                     (Name and address of agent for service)
                                 (516) 393-5874
          (Telephone number, including area code, of agent for service)
                             -----------------------
                                    Copy to:
                            Irwin M. Rosenthal, Esq.
                               Graham & James LLP
                          885 Third Avenue, 21st Floor
                            New York, New York 10022
                                 (212) 848-1000
                             -----------------------






                         Calculation of Registration Fee

--------------------------- -------------------- ----------------------- ------------------------ --------------------
Title of securities to be      Amount to be         Proposed maximum        Proposed maximum           Amount of
        registered              registered         offering price per      aggregate offering      registration fee
                                                          unit                    price
--------------------------- -------------------- ----------------------- ------------------------ --------------------
--------------------------- -------------------- ----------------------- ------------------------ --------------------
Class A Common Stock            1,000,000(1)           $ 0.25(2)                $ 250,000              $ 66.00
($.001 par value per
share)
--------------------------- -------------------- ----------------------- ------------------------ --------------------
--------------------------- -------------------- ----------------------- ------------------------ --------------------
          TOTAL                 1,000,000                                       $ 250,000              $ 66.00
--------------------------- -------------------- ----------------------- ------------------------ --------------------

(1) Represents shares of common stock reserved for issuance pursuant to options available for grant, and granted, under the registrant's 1992 Stock Option
     Plan, as amended ("Option Plan").

(2) Calculated on the basis of the average of the closing bid and ask prices as of April 14, 2000 in accordance with Rule 457(h).


                                        2
                                EXPLANATORY NOTE

     Pursuant to Rule 428(b) (1) under the Securities Act of 1933, as amended (the "Securities Act"), an information statement will be distributed to holders of options granted under the Magna-Lab Inc. 1992 Stock Option Plan, as amended (the "Option Plan"). The information statement and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II, taken together, constitute a prospectus that meets the requirements of the Securities Act.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


     ITEM 1. PLAN INFORMATION.

     ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATIOn.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


     ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents or portions thereof, as filed with the Securities and Exchange Commission by Magna-Lab Inc., a New York corporation (the "Registrant"), are incorporated by reference herein:

     (1) the Registrant's annual report on Form 10-KSB for the year ended February 28, 1999.

     (2) the Registrant's quarterly reports on Forms 10-QSB for the quarters ended May 31, 1999, August 31, 1999 and November 30, 1999, respectively.

     (3) the description of the Common Stock, par value $.001 per share, of the Registrant contained in the section entitled "DESCRIPTION OF SECURITIES" of the Registrant's Registration Statement on Form SB-2 (File No. 33-96272).

     All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part thereof from the date of filing such documents.

     ITEM 4. DESCRIPTION OF SECURITIES.

     Not Applicable.

     ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Certain legal matters in connection with the issuance of the shares of Common Stock, par value $.001 per share, of the registrant being registered hereby are being passed upon by Graham & James LLP, 885 Third Avenue, New York, New York 10022, counsel to the registrant. Irwin M. Rosenthal, a member of such firm, serves as a director of the registrant. Mr. Rosenthal directly owns 349,593 shares of Common Stock of the registrant and may be deemed to beneficially own, directly or indirectly, 500,000 shares of Common Stock of the registrant, including 500,000 shares of Common Stock issuable upon exercise of options which are currently exercisable, a portion of which options are subject to shareholder approval of an increase in the number of shares available under the Option Plan. In addition, other members of Graham & James LLP may own or be deemed to beneficially own additional shares of Common Stock of the registrant.

     ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Reference is made to Sections 721 through 726 of the New York Business Corporation Law (the "BCL"), Article XI of the amended by-laws of the Corporation (which are incorporated by reference to Exhibit 3.2(a) to the Company's Registration Statement on Form SB-2, No. 33-96272 ) and the Indemnification Agreements entered into with the Registrant's directors and officers (Exhibit 10.11 to the Company's Registration Statement on Form SB-2, No. 33-96272).

The Registrant is a New York corporation. Section 722 of the BCL generally provides that a corporation is empowered to indemnify any person who is made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving, at the request of the corporation, in any of such capacities of another corporation or other enterprise, if such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. This statute describes in detail the right of the Company to indemnify any such person.

Pursuant to Article XI of the Registrant's amended By-Laws, the registrant may indemnify, to the fullest extent permitted by Sections 721 through 726 of the BCL, any person, including officers and directors, with regard to any action or proceeding.

The Company has entered into Indemnification Agreements with each officer and Director of the Company which provide that the Company will indemnify the indemnitee to the fullest extent permitted by applicable law against expenses, including reasonable attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action or proceeding arising out of his performance of his duties as a director or officer of the Company. Such indemnification is available if the indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. Under such Indemnification Agreements, the entitlement of a Director or officer to indemnification shall be determined by a majority vote of a quorum of disinterested directors, or if such quorum either is not obtainable or so directs, by independent counsel or by the shareholders of the Company, as determined by such quorum of disinterested directors. Under certain circumstances, a party to the Indemnification Agreement will be conclusively presumed to have met the applicable statutory standard of conduct unless the Company's Board of Directors, shareholders or independent legal counsel determine that the relevant standard has not been met. If a change of control of the Company has occurred, the entitlement of such Director or officer to indemnification shall be determined by independent counsel selected by such director of officer, unless such Director or officer requests that either the Board of Directors or the shareholders make such determination. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company, pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The Registrant currently does not maintain an officers' and directors' liability insurance policy but is in the process of applying for such coverage. Such policy, if issued, would be expected to cover, subject to the exclusions and limitations of the policy, losses relating to actual or alleged breaches of duty, errors, misstatements, misleading statements or omissions by officers and directors of the Registrant solely in their capacity as such. The Company has applied for coverage with a limit of $1,000,000 with respect to each individual claim and with respect to all claims made during the policy period.

     ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

     ITEM 8. EXHIBITS.

     The following is a complete list of exhibits filed as a part of this registration statement:

                Exhibit No.                             Document
                -----------                             --------


                    4.1 1992 Stock Option Plan of the Registrant as amended ("Option Plan") (Incorporated by reference to Exhibit 10.1 contained in the Registrant's registration statement on Form SB-2, Registration No. 33-96272).

                    4.2                 Specimen   Common   Stock   Certificate.
                                        (Incorporated  by  reference  to Exhibit
                                        4.2   contained   in  the   Registrant's
                                        registration   statement  on  Form  S-1,
                                        Registration No. 33-56344).

                    4.3 Form of Stock Option Agreement for Officers and Directors under the Option Plan (Incorporated by reference to
                                        Exhibit    10.14    contained   in   the
                                        Registrant's  registration  statement on
                                        Form SB-2, Registration No. 33-96272).

                    4.4 Form of Stock Option Agreement for non-Officers and Directors under the Option Plan (Incorporated by reference to Exhibit 10.21 contained in the Registrant's Form 10-KSB for the year ended February 28, 1994, File No. 0-21320.

                    5.1                 Opinion of Graham & James LLP.

                    23.1 Consent of Graham & James LLP. (Included in Exhibit 5.1).

                    23.2                Consent  of  Rothstein  Kass &  Company,
                                        LLP.

                    24.1                Powers  of  Attorney.  (Included  on the
                                        signature  page  of  this   Registration
                                        Statement).

     ITEM 9. UNDERTAKINGS.

     A. Rule 415 Offering
        -----------------

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. Incorporation of Subsequent Exchange Act Documents by Reference
        ---------------------------------------------------------------

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Indemnification of Officers and Directors
        -----------------------------------------

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 24, 2000.

                              MAGNA-LAB INC.


                              By:/S/  Daniel M. Mulvena
                                 ----------------------
                                      Daniel M. Mulvena
                                      CEO and Chairman of the Board of Directors

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Daniel M. Mulvena and Lawrence A. Minkoff his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.


              Signature                                 Title                                   Date
              ---------                                 -----                                   ----
/S/  Daniel M. Mulvena                  CEO and  Chairman  of the  Board  of              April 24, 2000
---------------------------------       Directors     (principal    executive
     Daniel M. Mulvena                  officer    and    acting    principal
                                        financial and accounting officer)

/S/  Lawrence A. Minkoff, Ph.D.         President, Chief Scientific Officer               April 24, 2000
---------------------------------       and Director
     Lawrence A. Minkoff,  Ph.D.

/S/  Jerry Feldman                      Director                                          April 24, 2000
---------------------------------
     Jerry Feldman

/S/  Joel Kanter                        Director                                          April 24, 2000
---------------------------------
     Joel Kanter

/S/  Seymour Kessler                    Director                                          April 24, 2000
---------------------------------
     Seymour Kessler

/S/  Irwin M. Rosenthal                 Director                                          April 24, 2000
---------------------------------
     Irwin M. Rosenthal



                                INDEX TO EXHIBITS


                Exhibit No.                            Document
                -----------                            --------

                    4.1 1992 Stock Option Plan of the Registrant as amended ("Option Plan") (Incorporated by reference to Exhibit 10.1 contained in the Registrant's registration statement on Form SB-2, Registration No. 33-96272).

                    4.2                 Specimen   Common   Stock   Certificate.
                                        (Incorporated  by  reference  to Exhibit
                                        4.2   contained   in  the   Registrant's
                                        registration   statement  on  Form  S-1,
                                        Registration No. 33-56344).

                    4.3 Form of Stock Option Agreement for Officers and Directors under the Option Plan (Incorporated by reference to
                                        Exhibit    10.14    contained   in   the
                                        Registrant's  registration  statement on
                                        Form SB-2, Registration No. 33-96272).

                    4.4 Form of Stock Option Agreement for non-Officers and Directors under the Option Plan (Incorporated by reference to Exhibit 10.21 contained in the Registrant's Form 10-KSB for the year ended February 28, 1994, File No. 0-21320.

                    5.1                 Opinion of Graham & James LLP.

                    23.1 Consent of Graham & James LLP. (Included in Exhibit 5.1).

                    23.2                Consent  of  Rothstein  Kass &  Company,
                                        LLP.

                    24.1                Powers  of  Attorney.  (Included  on the
                                        signature  page  of  this   Registration
                                        Statement).